EX-28.d.1.a

Exhibit A

Investment Advisory Agreement

Between Nationwide Variable Insurance Trust and

Nationwide Fund Advisors

Effective May 1, 2007,

Amended July 1, 2014*

Funds of the Trust	Advisory Fees

NVIT Nationwide Fund

0.60% on assets up to $250 million

0.575% on assets of $250 million or more but less than $1 billion

0.55% on assets of $1 billion or more but less than $2 billion

0.525% on assets of $2 billion or more but less than $5 billion

0.50% for assets of $5 billion or more

American Century NVIT Growth Fund

0.60% on assets up to $250 million

0.575% on assets of $250 million and more but less than $1 billion

0.55% on assets of $1 billion and more but less than $2 billion

0.525% on assets of $2 billion and more but less than $5 billion

0.50% for assets of $5 billion and more

NVIT Government Bond Fund

0.50% on assets up to $250 million

0.475% on assets of $250 million and more but less than $1 billion

0.45% on assets of $1 billion and more but less than $2 billion

0.425% on assets of $2 billion and more but less than $5 billion

0.40% for assets of $5 billion and more

NVIT Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more

NVIT S&P 500 Index Fund	0.125% on assets up to $1.5 billion 0.105% on assets of $1.5 billion and more but less than $3 billion 0.095% on assets of $3 billion and more

Invesco NVIT Comstock Value Fund (formerlyVan Kampen NVIT Comstock Value Fund)

0.80% on assets up to $50 million

0.65% for assets of $50 million and more but less than $250 million

0.60% on assets of $250 million and more but less than $500 million

0.55% for assets of $500 million and more

Federated NVIT High Income Bond Fund

0.80% on assets up to $50 million

0.65% for assets of $50 million and more but less than $250 million

0.60% on assets of $250 million and more but less than $500 million

0.55% for assets of $500 million and more

Funds of the Trust	Advisory Fees

NVIT Multi Sector Bond Fund	0.645% on assets up to $200 million 0.62% for assets of $200 million and more but less than $500 million 0.595% on assets of $500 million and more

NVIT Mid Cap Index Fund	0.205% on assets up to $1.5 billion 0,185% on assets of $1.5 billion and more but less than $3 billion 0.175% on assets of $3 billion and more

NVIT Multi-Manager Small Cap Growth Fund	0.95% on assets up to $200 million; 0.90% on assets of $200 million and more

NVIT Multi-Manager Small Cap Value Fund	0.90% on assets up to $200 million 0.85% for assets of $200 million and more

NVIT Multi-Manager Small Company Fund	0.93% on assets up to $200 million; 0.88% on assets of $200 million and more

NVIT Investor Destinations Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Capital Appreciation Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderate Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Balanced Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Multi-Manager International Value Fund	0.75% on assets up to $500 million 0.70% on assets of $500 million or more but less than $2 billion 0.65% on assets of $2 billion and more

NVIT Small Cap Index Fund	0.19% on assets up to $1.5 billion 0.17% on assets of $1.5 billion and more but less than $3 billion 0.16% on assets of $3 billion and more

NVIT International Index Fund	0.245% on assets up to $1.5 billion 0.205% on assets of $1.5 billion and more but less than $3 billion 0.195% on assets of $3 billion and more

Funds of the Trust	Advisory Fees

NVIT Bond Index Fund	0.195% on assets up to $1.5 billion 0.155% on assets of $1.5 billion and more but less than $3 billion 0.145% on assets of $3 billion and more

NVIT Emerging Markets Fund	0.95% on assets up to $500 million 0.90% on assets of $500 million and more but less than $2 billion 0.85% for assets of $2 billion and more

NVIT International Equity Fund	0.80% on assets up to $500 million 0.75% on assets of $500 million and more but less than $2 billion 0.70% for assets of $2 billion and more

NVIT Developing Markets Fund	0.95% on assets up to $500 million 0.90% on assets of $500 million and more but less than $2 billion 0.85% for assets of $2 billion and more

NVIT Enhanced Income Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more but less than $1 billion

0.325% for assets of $1 billion and more but less than $3 billion

0.30% on assets of $3 billion and more but less than $5 billion

0.285% on assets of $5 billion and more but less than $10 billion

0.275% on assets of $10 billion and more

NVIT Multi-Manager Large Cap Growth Fund	0.65% on assets up to $1 billion 0.60% on assets of $1 billion and more

NVIT Multi-Manager Mid Cap Growth Fund	0.75% on assets up to $1 billion 0.70% on assets of $1 billion and more

NVIT Multi-Manager International Growth Fund	0.85% on assets up to $1 billion 0.80% on assets of $1 billion and more

NVIT Core Bond Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more

NVIT Core Plus Bond Fund	0.45% on assets up to $1 billion 0.44% on assets of $1 billion and more but less than $1.5 billion 0.43% on assets of $1.5 billion and more

Neuberger Berman NVIT Socially Responsible Fund	0.65% on assets up to $1 billion 0.60% on assets of $1 billion and more

Funds of the Trust	Advisory Fees

Neuberger Berman NVIT Multi Cap Opportunities Fund	0.60% on assets up to $1 billion 0.55% on assets of $1 billion and more

NVIT Real Estate Fund	0.70% on assets up to $500 million 0.65% on assets of $500 million and more but less than $1 billion 0.60% on assets of $1 billion and more

NVIT Cardinal Conservative Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $2 billion 0.18% on assets of $2 billion and more

NVIT Cardinal Moderately Conservative Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $2 billion 0.18% on assets of $2 billion and more

NVIT Cardinal Balanced Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $2 billion 0.18% on assets of $2 billion and more

NVIT Cardinal Moderate Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $2 billion 0.18% on assets of $2 billion and more

NVIT Cardinal Capital Appreciation Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $2 billion 0.18% on assets of $2 billion and more

NVIT Cardinal Moderately Aggressive Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $2 billion 0.18% on assets of $2 billion and more

NVIT Cardinal Aggressive Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $2 billion 0.18% on assets of $2 billion and more

NVIT Multi-Manager Mid Cap Value Fund	0.75% on assets up to $1 billion 0.73% on assets of $1 billion and more

NVIT Short Term Bond Fund	0.35% assets up to $1 billion 0.34% on assets of $1 billion and more but less than $1.5 billion 0.33% on assets of $1.5 billion and more

Funds of the Trust	Advisory Fees

NVIT Multi-Manager Large Cap Value Fund	0.65% on assets up to $1 billion 0.60% on assets of $1 billion and more

Templeton NVIT International Value Fund	0.75% on assets up to $1 billion 0.70% on assets of $1 billion and more

NVIT Large Cap Growth Fund	0.50% on assets up to $500 million 0.475% on assets of $500 million and more but less than $1 billion 0.45% on assets of $1 billion and more

American Century NVIT Multi Cap Value Fund	0.57% on assets up to $500 million 0.55% on assets of $500 million and more but less than $1 billion 0.53% on assets of $1 billion and more

Loring Ward NVIT Moderate Fund	0.24% on assets up to $500 million 0.20% on assets over $500 million

Loring Ward NVIT Capital Appreciation Fund	0.24% on assets up to $500 million 0.20% on assets over $500 million

NVIT Cardinal Managed Growth Fund	0.22% on assets up to $1.5 billion; 0.21% on assets of $1.5 billion and more but less than $2 billion; and 0.20% on assets of $2 billion and more

NVIT Cardinal Managed Growth & Income Fund	0.22% on assets up to $1.5 billion; 0.21% on assets of $1.5 billion and more but less than $2 billion; and 0.20% on assets of $2 billion and more

NVIT Investor Destinations Managed Growth Fund	0.15% of the Fund’s average daily net assets

NVIT Investor Destinations Managed Growth & Income Fund	0.15% of the Fund’s average daily net assets

NVIT Flexible Moderate Growth Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than to $2 billion; and 0.18% on assets $2 billion and more

NVIT Flexible Fixed Income Fund	0.20% on assets up to $1.5 billion; 0.19% on assets of $1.5 billion and more but less than to $2 billion; and 0.18% on assets $2 billion and more

Lazard NVIT Flexible Opportunistic Strategies Fund	0.80% on assets up to $100 million; and 0.70% on assets of $100 million and more

Funds of the Trust	Advisory Fees

NVIT Managed American Funds Asset Allocation Fund	0.15% of the Fund’s average daily net assets

NVIT Managed American Funds Growth-Income Fund	0.15% of the Fund’s average daily net assets

*	As approved by the Board of Trustees at its meeting held on June 11, 2014.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President